                                                                     EXHIBIT 4.2

               FIRST AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT

                  FIRST AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 5, 1998, made by AMERICAN MEDIA OPERATIONS, INC. (as successor to Enquirer/Star Group, Inc. (as successor to GP Group, Inc.)), a Delaware corporation (the "COMPANY"), in favor of THE CHASE MANHATTAN BANK (as successor to Chemical Bank ("CHEMICAL") (as successor to Manufacturers Hanover Trust Company ("MHT"))) as agent (in such capacity, the "AGENT") for the banks and other financial institution (collectively, the "BANKS") parties to the Fourth Amended and Restated Credit Agreement, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Company, certain of its subsidiaries, the Banks and the Agent.

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company, the Banks and MHT, as agent for such banks, are parties to the Credit Agreement, dated as of June 7, 1989 (the "ORIGINAL CREDIT AGREEMENT"), as amended by the Amended and Restated Credit Agreement, dated as of June 28, 1990, the Second Amended and Restated Credit Agreement, dated as of May 12, 1992, and the Third Amended and Restated Credit Agreement, dated as of November 10, 1994 and as further amended, among the Company, certain banks and other financial institutions, and Chemical, as agent for the Banks as further amended;

                  WHEREAS, it was a condition precedent to the effectiveness of the Original Credit Agreement that the Company execute and deliver, for the ratable benefit of the Banks, the Company Pledge Agreement, dated as of June 7, 1989 (as heretofore amended, modified or supplemented, the "EXISTING COMPANY PLEDGE AGREEMENT");

                  WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make loans to the Company upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Company thereunder; the Company is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the National Enquirer, Inc., a Florida corporation, Weekly World News, Inc., a Florida corporation, Distribution Services, Inc., a Delaware corporation, Fairview Printing, Inc., a Florida corporation, NDSI, Inc., a Delaware corporation, Star Editorial, Inc., a Delaware corporation, SOM Publishing Inc., a Florida corporation, Country Weekly, Inc., a Delaware corporation, FrontLine Marketing, Inc., a Delaware corporation, and American Media Marketing, Inc., a Florida corporation (collectively, together, with any Subsidiaries of the Company the stock of which is pledged hereunder subsequent to the date hereof as described in the immediately succeeding recital, the "ISSUERS"); and it is a condition precedent to the obligation of the Banks to make their respective loans to the Company under the Credit Agreement that the Company shall have amended and restated the Existing Company Pledge Agreement as set forth in this Pledge Agreement to the Agent for the ratable benefit of the Banks; and

                  WHEREAS, pursuant to the provisions of subsection 6.3 of the Credit Agreement the Company has agreed that, in the circumstances described therein, it will execute and deliver to the Agent, for the ratable benefit of the Banks, a pledge agreement supplement in the form of Annex A hereto (each, a "PLEDGE AGREEMENT SUPPLEMENT"), pledging hereunder the capital stock of corporations which, after the date hereof, become Subsidiaries of the Company (such additional shares of stock, together with all stock certificates, options or rights of any nature whatsoever that may be granted by such Issuer to the Company in respect of such shares of stock, being hereinafter referred to as the "ADDITIONAL PLEDGED STOCK");

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans under the Credit Agreement, the Company hereby agrees with the Agent for the ratable benefit of the Banks that the Existing Company Pledge Agreement shall be amended and restated to read in its entirety as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                  "CODE" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" means the Pledged Stock and all Proceeds.

                  "OBLIGATIONS" means (a) all indebtedness, obligations and liabilities of the Company and the other Credit Parties to the Banks and the Agent incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents or this Pledge Agreement, whether for principal, interest (including, without limitation, interest accruing after the commencement of any bankruptcy, reorganization, insolvency or other similar proceeding with respect to the Company, whether or not such interest constitutes an allowed claim in such proceeding), fees, expenses or otherwise and (b) all obligations and liabilities of the Company to any Bank under or in connection with any Interest Rate Hedge Agreement.

                  "PLEDGE AGREEMENT" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED STOCK" means the shares of capital stock of the Issuers listed on Schedule I hereto and any Additional Pledged Stock, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuers to the Company while this Pledge Agreement is in effect.

                  "PROCEEDS" means all "proceeds" as such term is defined in
         Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. (a) The Company hereby delivers to the Agent, for the ratable benefit of the Banks, all the Pledged Stock listed on Schedule I hereto and hereby grants to the Agent, for the ratable benefit of the Banks, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Pursuant to subsection 7.3 of the Credit Agreement, the Company agrees that from time to time hereafter, in the circumstances described in said subsection, it will execute and deliver to the Agent, for the ratable benefit of the Banks, a Pledge Agreement Supplement and certificates representing all the shares of the Subsidiary of the Company described therein.

                  3. STOCK POWERS. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Company shall deliver an undated stock power covering such certificate, duly executed in blank by the Company with, if the Agent so requests, signature guaranteed.

                  4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

                  (a) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer listed on said Schedule as of the date hereof;

                  (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (c) the Company is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                  (d) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Stock, enforceable as such against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company.

                  5. COVENANTS. The Company covenants and agrees with the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Company shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Company shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Company to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Company and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any of the Issuers shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of such Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Company, the Company shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Banks, segregated from other funds of the Company, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Agent, the Company will not, except to the extent permitted by the provisions of subsection 6.7(a) of the Credit Agreement (x) vote to enable, or take any other action to permit, any of the Issuers to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (y) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (z) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and the Security Agreement. The Company will defend the right, title and interest of the Agent and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

                  (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Company agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  6. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Company of the Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Company shall be permitted to receive all cash dividends paid, to the extent permitted by the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Credit Documents or this Pledge Agreement.

                  7. RIGHTS OF THE BANKS AND THE AGENT. (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Company, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuers or otherwise and
(B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuers, or upon the exercise by the Company or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company, any of the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                  9. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Company will cause each of the Issuers to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to cause each of the Issuers to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Company recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and the terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not merely because it is a private sale be deemed to have been made in a commercially unreasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any of the Issuers to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Company further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Banks, that the agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement, it being understood that nothing in this sentence shall be deemed to constitute a waiver by the Pledgor of the requirements of Section 9-504(3) of the Code that every aspect of the disposition of Collateral must be commercially reasonable.

                  10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. PARAGRAPH HEADINGS. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Agent, PROVIDED that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  16. NOTICES. Notices by the Agent to the Company or any of the Issuers may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Company or such Issuer at its address or transmission number set forth in the Credit Agreement or under its signature below, as the case may be, and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent. The Company and the Issuers may change their respective addresses and transmission numbers by written notice to the Agent.

                  17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Company hereby authorizes and instructs each of the Issuers to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Company, and the Company agrees that the Issuers shall be fully protected in so complying.

                  18. RESTATEMENT. It is the intention of each of the parties hereto that all obligations of the Company under the Existing Company Pledge Agreement be continued hereunder, and that the Existing Company Pledge Agreement be amended and restated to reflect such continuation and to preserve the pledge of stock by the Company to the Agent under the Existing Company Pledge Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                     AMERICAN MEDIA OPERATIONS, INC.



                                     By:
                                         ------------------------
                                         Title:

                           ACKNOWLEDGEMENT AND CONSENT

                  Each of the Issuers referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each of the Issuers agrees to notify, in accordance with the provisions of subsection 9.2 of the Credit Agreement, the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each of the Issuers further agrees that the terms of paragraph 9(c) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

NATIONAL ENQUIRER, INC.

By:
    -------------------
    Title:

WEEKLY WORLD NEWS, INC.

By:
    -------------------
    Title:

DISTRIBUTION SERVICES, INC.

By:
    -------------------
    Title:

SOM PUBLISHING, INC.

By:
    -------------------
    Title:

FAIRVIEW PRINTING, INC.

By:
    -------------------
    Title:

NDSI, INC.

By:
    -------------------
    Title:

STAR EDITORIAL, INC.

By:
    -------------------
    Title:

COUNTRY WEEKLY, INC.

By:
    -------------------
    Title:

FRONTLINE MARKETING, INC.

By:
    -------------------
    Title:

AMERICAN MEDIA MARKETING, INC.

By:
    -------------------
    Title:

c/o      Address for Notices for each of the
  Above:

American Media Operations, Inc.
600 East Coast Avenue
Lantana, Florida  33464
Attention:  Richard W. Pickert and Peter A. Nelson
Telecopy:   (561) 540-1018
Telephone:  (561) 540-1000

                           with a copy to:  Boston Ventures Management, Inc.

One Federal Street, 23rd Floor
Boston, Massachusetts  02110
Attention:  Roy F. Coppedge, III
                 Anthony J. Bolland
Telecopy:   (617) 350-1509
Telephone:  (617) 350-1500

                                                                      SCHEDULE 1
                                                                       To Pledge
                                                                       Agreement
                                                                       ---------

                          DESCRIPTION OF PLEDGED STOCK

                                                              Stock
                                                            Certificate        No. of
 Issuer                        Class of Stock                   No.            Shares
 ------                        --------------                   ---            ------

National                       Common Stock $.001              2C15            958,911
  Enquirer, Inc.               par value

 Weekly World                  Common Stock $100                4                    8
  News, Inc.                   par value

 Distribution                  Common Stock                     2                    5
  Services, Inc.               no par value

 Fairview Printing, Inc.       Common Stock $1.00               2                  150
                               par value

 SOM Publishing, Inc.          Common Stock $.01                1               50,000
                               par value

 NDSI, Inc.                    Common Stock                     2                  150
                               no par value

 Star Editorial,               Common Stock                     1                   10
  Inc.                         no par value

 Country Weekly, Inc.          Common Stock $1                  2                  100
                               par value

 FrontLine Marketing,    Inc.  Series A Preferred Stock         A1                 800
                               $.01 par value

 American Media                Common Stock $.01                1                  100
 Marketing, Inc.               par value

                                                                ANNEX A
                                                                To Company
                                                                Pledge Agreement
                                                                ----------------

                      [FORM OF PLEDGE AGREEMENT SUPPLEMENT]

                  PLEDGE AGREEMENT SUPPLEMENT dated ___________, 19__ (this "SUPPLEMENT") made by AMERICAN MEDIA OPERATIONS, INC., a Delaware corporation (the "COMPANY"), in favor of THE CHASE MANHATTAN BANK, as agent (in such capacity, the "AGENT") for the banks (the "Banks") parties to the Credit Agreement, dated as of June __, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Banks and the Agent.

                  1. This Supplement is executed and delivered pursuant to the terms of the Pledge Agreement dated as of June __, 1998 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement, the "PLEDGE AGREEMENT") by the Company in favor of the Agent. Terms defined in the Pledge Agreement are used herein with their defined meanings.

                  2. The Company confirms and reaffirms the security interest in the Pledged Stock granted to the Agent, for the ratable benefit of the Banks, under the Pledge Agreement, and as additional collateral security for the prompt and complete payment and performance when due of all the obligations and in order to induce the Banks to make additional extensions of credit to the Company in accordance with the terms of the Credit Agreement, the Company hereby pledges, assigns, hypothecates, transfers and delivers to the Agent, for the ratable benefit of the Banks, and hereby grants to the Agent, for the ratable benefit of the Banks, a first security interest in the Additional Pledged Stock listed on Schedule 1 annexed hereto and all Proceeds thereof and hereby delivers to the Agent appropriate undated stock powers duly executed in blank with respect to each certificate representing such Additional Pledged Stock.

                  3. The Company hereby represents and warrants that the representations and warranties contained in Section 4 of the Pledge Agreement are true and correct on the date of this Supplement with all references therein to "Pledged Stock" to include the Additional Pledged Stock listed on Schedule 1 hereto and on Schedule 1 to each Pledge Agreement Supplement executed and delivered in connection with the Pledge Agreement prior to the date hereof and with references therein to "this Agreement" to mean the Pledge Agreement as supplemented hereby. In addition, the Company represents and warrants that this Supplement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Schedule 1 to the Pledge Agreement does, and shall be deemed to, include each item listed on
Schedule 1 hereto, and each such item shall be and is included within the meaning of the term "Additional Pledged Stock" as such term is used in the Pledge Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Supplement to be duly executed and delivered by its duly authorized officer on the date first set forth above.

                                     AMERICAN MEDIA OPERATIONS, INC.



                                     By:
                                        -------------------------
                                        Title:

                                                            SCHEDULE 1
                                                            To Pledge
                                                            Agreement Supplement
                                                            --------------------





                     DESCRIPTION OF ADDITIONAL PLEDGED STOCK

                  [Common] Stock of [Name of Issuer], $________ par value, _________ shares of which are authorized, ____________ shares of which are issued and outstanding, represented by stock certificates as follows:



               Stock
            Certificate                                  No. of
                  No.                                    Shares
                  ---                                    ------